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                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF WORLDQUEST NETWORKS, INC.


                                                             STATE OF
                                       PERCENTAGE         INCORPORATION
              NAME                     OWNERSHIP         OR ORGANIZATION

buyindiaonline.com Inc.                100%                  Delaware

WQN Mercury Inc.                       100%                  Delaware